Exhibit 10.2
ASSUMPTION AND GENERAL AMENDMENT OF
EMPLOYEE STOCK PLAN AND DIRECTORS’ STOCK PLANS AND
GENERAL AMENDMENT OF EMPLOYEE BENEFIT
PROGRAMS OF WILLBROS GROUP, INC.
     THIS ASSUMPTION AND GENERAL AMENDMENT INSTRUMENT (this “Instrument”) is hereby made this 3rd day of March, 2009, to be effective as hereinafter set forth.
     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Agreement”), dated as of December 10, 2008, among Willbros Group, Inc., a Delaware corporation (“Willbros Delaware”), Willbros Group, Inc., a Republic of Panama corporation (“Willbros Panama”), and Willbros Merger, Inc., a Delaware corporation (“Merger Sub”) and a newly formed, wholly-owned subsidiary of Willbros Delaware, the respective Boards of Directors of Willbros Delaware, Willbros Panama and Merger Sub deem it advisable and in the best interests of their respective stockholders to reorganize such that Willbros Delaware will become the ultimate parent of the Willbros group of companies through the merger of Merger Sub with and into Willbros Panama; and
     WHEREAS, the Board of Directors and stockholders of each of Willbros Delaware, Willbros Panama and Merger Sub have approved the merger of Merger Sub with and into Willbros Panama, pursuant to which Willbros Panama will be the surviving company in the merger and will become a wholly-owned, direct subsidiary of Willbros Delaware, upon the terms and subject to the conditions set forth in the Agreement (the “Merger”), and whereby each issued share of common stock, par value US $0.05 per share, of Willbros Panama (“Willbros Panama Common Stock”) shall be automatically converted into the right to receive one share of common stock, par value US $0.05 per share, of Willbros Delaware (“Willbros Delaware Common Stock”); and
     WHEREAS, Willbros Panama currently maintains and sponsors (i) the Willbros Group, Inc. 1996 Stock Plan, as amended, providing for the grant or award to its officers and employees of Willbros Panama Common Stock or options or other rights to purchase or receive Willbros Panama Common Stock (the “Employee Stock Plan”) and (ii) the Willbros Group, Inc. Director Stock Plan, as amended, and the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as amended, providing for the grant or award to its non-employee directors of Willbros Panama Common Stock or options or other rights to purchase or receive Willbros Panama Common Stock (the “Director Stock Plans”); and
     WHEREAS, the Agreement provides that, following the Merger, Willbros Delaware shall assume the rights and obligations of Willbros Panama under the Employee Stock Plan and the Director Stock Plans and that the outstanding options and other awards under the Employee Stock Plan and Director Stock Plans shall be exercisable or issuable or vest upon the same terms and conditions as under such plans and the agreements relating thereto immediately prior to the effective time of the Merger (the “Effective Time”), except that upon the exercise or issuance of such options or awards, Willbros Delaware Common Stock shall be issuable in lieu of shares of Willbros Panama Common Stock so that the number of Willbros Delaware Common Stock issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time and all options or awards issued under the Employee Stock Plan and Director Stock Plans after the Effective Time shall entitle the holder thereof to purchase or receive Willbros Delaware Common Stock in accordance with the terms of the Employee Stock Plan and Director Stock Plans; and
     WHEREAS, the Agreement further provides that, following the Merger, (i) Willbros Panama shall continue to sponsor and maintain each employee benefit and program to which Willbros Panama is then a party (the “Employee Benefit Plans”) and (ii) to the extent any Employee Benefit Plan provides for the issuance or purchase of, or otherwise relates to, Willbros Panama Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Willbros Delaware Common Stock; and
     WHEREAS, the approval of the Merger by the stockholders of Willbros Panama also constituted such stockholders’ approval of this Instrument.
     NOW, THEREFORE, the Employee Stock Plan, the Director Stock Plans and the Employee Benefit Plans are hereby amended to the extent necessary to provide as follows:
     1. Willbros Delaware hereby assumes the rights, duties and obligations of Willbros Panama under the Employee Stock Plan and the Director Stock Plans. Each reference to “Willbros Group, Inc., a Republic of Panama corporation” in any Employee Stock Plan or Director Stock Plan is hereby deleted and “Willbros Group, Inc., a Delaware corporation” is hereby substituted in place of such deleted reference.
     2. Each direct or indirect reference to Willbros Panama Common Stock in any Employee Stock Plan, Director Stock Plan or Employee Benefit Plan is hereby deleted and Willbros Delaware Common Stock is hereby substituted in place of such deleted reference.
     3. Each reference to “the laws of the Republic of Panama” in any Employee Stock Plan or Director Stock Plan is hereby deleted and “the laws of the State of Delaware” is hereby substituted in place of such deleted reference, and each reference to “Panama General Corporation Law” in any Employee Stock Plan or Director Stock Plan is hereby deleted and “Delaware General Corporation Law” is hereby substituted in place of such deleted reference.
     4. As amended hereby, each affected Employee Stock Plan, Director Stock Plan and Employee Benefit Plan is specifically ratified and reaffirmed.
[Signature page follows.]

     IN WITNESS WHEREOF, Willbros Delaware and Willbros Panama have caused this Instrument to be signed by their respective officers thereunto duly authorized on the date first set forth above, to be effective as of the Effective Time of the Merger.
Willbros Group, Inc.,
a Delaware corporation

By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

Willbros Group, Inc.,
a Republic of Panama corporation

By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

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